SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.   20549


                            FORM 8-K


                         CURRENT REPORT

               Pursuant to Section 13 or 15(d) of the
                  Securities Exchange Act of 1934


                          May 7, 1996
           Date of Report (Date of earliest event reported)


                          AKORN, INC.
          (Exact name of Registrant as specified in its charter)


   LOUISIANA                     0-13976                   72-0717400
(State or other jurisdiction   (Commission               (I.R.S. Employer
   of incorporation)           File Number)           Identification Number)




                       100 Akorn Drive
                  Abita Springs, Louisiana 70420
             (Address of principal executive offices) (Zip Code)




                           (504) 893-9300
             (Registrant's telephone number, including area code)



                           Not Applicable
         (Former name or former address, if changed since last report)

          Item 5.   Other Events.

               On May 7, 1996, Akorn, Inc., ("Akorn") entered into a definitive agreement to acquire Pasadena Research Labs, Inc. ("PRL"), a specialized distributor of injectables based in southern California. Subject to further due diligence, the acquisition is expected to occur on or before June 30, 1996. Akorn will issue 1.4 million shares of its common stock, in exchange for all of the oustanding shares of PRL, in a transaction expected to be accounted for as a pooling-of-interest transaction. The acquisition and third-quarter 1996 financial results are described in the press release filed herewith as Exhibit 99.1.


          Item 7.   Financial Statements and Exhibits.

               (a)  No financial statements are filed with this report.

               (b)  Exhibits.

                    99.1 Press release issued by Akorn, Inc. on May 7, 1996
                         announcing the definitive agreement to acquire Pasadena Research Labs, Inc. and third quarter financial results.

                                      SIGNATURES

               Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             By:   /s/ Eric M. Wingerter
                                                  _______________________
                                                   Eric M. Wingerter
                                                Chief Financial Officer


          Dated:  May 7, 1996